EXHIBIT 99.1

Fifth Street Senior Floating Rate Corp. Surpasses $50 Million of Investments

WHITE PLAINS, N.Y., Sept. 16, 2013 (GLOBE NEWSWIRE) -- Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) today announced that it has closed an additional $33 million of floating rate senior secured debt investments, increasing its total originations in the current quarter to $59 million, $51 million of which was funded at close. The additional transactions supported leveraged buy-outs or refinancings of five private equity-backed companies in the healthcare services, technology, financial services and food distribution industries.

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a business development company that invests primarily in senior secured loans, including first lien, unitranche and second lien debt instruments, that pay interest at rates which are determined periodically on the basis of a floating base lending rate, made to private middle market companies.  The company's investment objective is to maximize its portfolio's total return by generating current income from its debt investments while seeking to preserve its capital.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company.  Words such as "believes," "intends," "expects," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company's filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Investor Contact:
         Dean Choksi, Senior Vice President of Finance
         & Head of Investor Relations
         (914) 286-6855
         dchoksi@fifthstreetfinance.com

         Media Contact:
         Nick Rust
         Prosek Partners
         (212) 279-3115 ext. 252
         pro-fifthstreet@prosek.com